Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SureWest Communications (the “Company”), on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission of the date hereof (the “Report”), the undersigned, as the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                 The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 1, 2007	By:	/s/ Philip A. Grybas
Philip A. Grybas,
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SureWest Communications and will be retained by SureWest Communications and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certificate is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.